Exhibit 10.2
AMENDMENT NO. 3 TO
LEASE AND PARTIAL TERMINATION AGREEMENT
     This Amendment No. 3 to Lease and Partial Termination Agreement (this “Amendment No. 3 to Lease”), dated as of May 27, 2008, is made between THE CONNELL COMPANY, a New Jersey corporation (“Landlord”), and GENTA INCORPORATED, a Delaware corporation (“Tenant”).
     WHEREAS, Landlord and Tenant entered into the Lease dated as of June 28, 2000, which was amended by Amendment No. 1 to Lease dated as of June 19, 2002, Amendment No. 2 to Lease dated as of February 25, 2003 and the letter agreement dated April 15, 2008 (as amended, the “Lease”; capitalized terms used herein and not otherwise defined having the meaning assigned thereto in the Lease) pursuant to which Tenant is leasing the Demised Premises in the Building from Landlord;
     WHEREAS, Landlord and Tenant desire to terminate the lease of a portion of the Demised Premises (consisting of 69,201 rentable square feet located on the fifth floor of the Building), prior to its scheduled expiration date;
     WHEREAS, in connection with the early termination of the lease of such fifth floor space, Tenant will pay Landlord certain amounts as a termination fee; and
     WHEREAS, Landlord and Tenant desire to reflect such termination and amend certain portions of the Lease to, among other things, reflect the same;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Termination.
     On May 31, 2008 (the “Fifth Floor Termination Date”) the Lease shall automatically terminate with respect to the Fifth Floor Terminated Space (as defined below) only, with such termination having the same force and effect as if the Fifth Floor Termination Date were the originally scheduled expiration date of the Lease with respect to the Fifth Floor Terminated Space; provided, however it is understood and agreed that the Fifth Floor Terminated Space shall be deemed surrendered and vacated by Tenant in its “as-is” condition (but in broom clean condition and with all furniture and personal property removed; it being agreed that Tenant shall only be required to remove the furniture from the Fifth Floor Terminated Space on the earlier of (i) August 31, 2008 or (ii) fifteen (15) days following Tenant’s receipt of notice from Landlord to have the furniture removed) rather than in any other condition required in the Lease on the expiration or earlier termination thereof. Upon Tenant’s compliance with the requirement set forth above to surrender and vacate the Fifth Floor Terminated Space in broom clean condition and with all furniture and personal property removed, the parties agree that Tenant’s obligations under the Lease regarding the surrender of the Fifth Floor Terminated Space shall be deemed satisfied; it being understood that the foregoing shall not in any way affect any of Tenant’s indemnification obligations under the Lease. For purposes of clarification, it is understood and agreed that the termination described herein on the Fifth Floor Termination Date shall not in any way apply to or affect any portion of the Demised Premises other than the Fifth Floor Terminated Space, and the Lease shall continue on and after the Fifth Floor Termination Date in full force and effect with respect to all portions of the Demised Premises other than the Fifth Floor Terminated Space. For purposes of this Amendment No. 3 to Lease, the “Fifth Floor Terminated

Space” shall mean the 69,201 rentable square feet of floor area located on the fifth floor of the Building which is designated as the “Fifth Floor Terminated Space” on Schedule I attached hereto.
     SECTION 2. Amendments to Lease.
     2.1. On the Fifth Floor Termination Date the Lease shall automatically be amended as set forth in the remaining portions of Section 2 hereof.
     2.2. Section 1.02 of the Lease is amended by inserting the following immediately prior to the second to last sentence of such Section 1.02 (such second to last sentence begins with the words “The Demised Premises includes any alterations”):
Notwithstanding any of the foregoing provisions of this Section 1.02, effective as of the Fifth Floor Termination Date and for all periods of the Term thereafter, the Demised Premises shall mean (x) the Initial Demised Premises plus (y) the Additional Expanets Demised Premises (the total rentable square footage of the Demised Premises being equal to 24,464 rentable square feet). For purposes of clarification, effective as of the Fifth Floor Termination Date, the Demised Premises shall not include the Fifth Floor Terminated Space.
     2.3. Section 1,03 of the Lease is amended by inserting the following at the end of such Section 1.03:
Notwithstanding any of the foregoing provisions of this Section 1.03, for the period from (and including) June 1, 2008 up to (and including) February 28, 2010, “Base Rent” shall equal $56,063.33 per month, which equals the sum of the following amounts:
(a)	Initial Demised Premises: $27.50 per rentable square foot of the Initial Demised Premises per annum, or $352,192.50 in the aggregate per annum (or $29,349.38 per month), plus

(b)	Additional Expanets Demised Premises: $27.50 per rentable square foot of the Additional Expanets Demised Premises per annum, or $320,567.50 in the aggregate per annum (or $26,713.96 per month).
In all cases Base Rent during any renewal term shall be governed by Section 4.01 hereof.
     2.4. Section 1.04 of the Lease is amended by deleting such Section 1.04 in its entirety, and inserting in its place the following:
Section 1.04, Termination Payment for Fifth Floor Terminated Space. As part of the consideration for Landlord’s agreement to allow for the termination of the Fifth Floor Terminated Space on the Fifth Floor Termination Date, Tenant shall pay Landlord the following amounts:
(a)	On or before May 31, 2008, Tenant shall pay Landlord an amount equal to $1,351,704.04, as follows:
(i)	Tenant shall pay Landlord $240,131.25 on or before May 31, 2008.

(ii)	Landlord and Tenant acknowledge that as of the date of Amendment No. 3 to Lease, the Security Deposit being held by Landlord equals $1,111,572.79, and Landlord shall, on or before May 31, 2008, use and apply the full amount of such Security Deposit to satisfy the balance of the amount Tenant owes Landlord under this clause (a).
(b)	Tenant shall pay Landlord an amount equal to $1,978,593.98 upon the earlier to occur of (x) Tenant’s receipt of at least $5,000,000 from a business development deal or (y) July 1, 2009. In the event Tenant achieves the trigger set forth in clause (x) above, Tenant shall promptly notify Landlord in writing thereof.
Ail amounts referred to above shall be paid to Landlord by wire transfer in immediately available funds in U.S. Dollars, to the following account: Wachovia Bank, National Association, 190 River Road, Summit, NJ 07901, Attn: Ms. Kathy Murphy, Senior Vice President; ABA: 031201467; S.W.I.F.T.: PNBPUS 33; For Credit to the A/C of: The Connell Company; Account Number: 2000010817252, or to such other account as Landlord may specify in writing to Tenant.
     2.5. Section 1.05 of the Lease is amended by inserting the following at the end of such Section 1.05:
For purposes of clarification, it is understood that, with respect to the Fifth Floor Terminated Space only, the Term of this Lease shall expire on the Fifth Floor Termination Date.
     2.6. Section 1.06 of the Lease is amended by inserting the following words immediately prior to the last sentence of such Section 1.06 {such last sentence begins with the words “The determinations of Tenant’s”):
Notwithstanding any of the foregoing provisions of this Section 1.06, effective as of the Fifth Floor Termination Date and for all periods of the Term thereafter, Tenant’s Pro Rata Share shall be 7.837%, calculated as follows: Demised Premises of 24,464 rentable sq. ft. divided by the rental Area of Building of 312,143 sq. ft, = 0.07837 x 100 = 7.837%.
     2.7. Sections 1.08 and 1.09 of the Lease are amended by deleting such Sections 1.08 and 1.09 in their entirety, and inserting in their place the following:
Section 1.08. Security Deposit and Letter of Credit. The parties acknowledge that prior to June 1, 2008 Tenant was required to have on deposit with Landlord a Security Deposit and have a Letter of Credit issued in favor of Landlord. Landlord and Tenant agree that from and after June 1, 2008, Tenant shall not be required to have on deposit with Landlord any Security Deposit or have any Letter of Credit issued in favor of Landlord. Landlord agrees to cancel the Letter of Credit (issued by Bank of America in favor of Landlord in the amount of $240,131.25) which is in Landlord’s possession as of the date of Amendment No. 3 to Lease, and Landlord shall execute such documents as is reasonably requested by Tenant to allow for such cancellation; provided, however, in no event shall such Letter of Credit be cancelled until Landlord receives the amounts set forth in clause (a) of Section 1.04 of this Lease (as such Section 1.04 of the Lease was amended by Section 2.4 of Amendment No. 3 to Lease). Tenant acknowledges that the Security Deposit being held by Landlord as of the date of Amendment No. 3 to Lease is being used and applied by Landlord as set forth in clause (a) of Section 1.04 of this Lease (as such Section 1.04 of the Lease was amended by

Section 2.4 of Amendment No. 3 to Lease), and that upon execution of Amendment No. 3 to Lease Tenant has no right or interest of any kind to such amounts or any other portions of the Security Deposit that were previously used and applied by Landlord to satisfy obligations of Tenant under the Lease.
     2.8. Section 2.01(n) of the Lease is amended by deleting such Section 2.01(n) in its entirety, and inserting in its place the words “Intentionally omitted”.
     2.9. Section 2.01(kk) of the Lease is amended by deleting such Section 2.01(kk) in its entirety, and inserting in its place the words “Intentionally omitted”.
     2.10. Section 2.01(11) of the Lease is amended by deleting such Section 2.01(11) in its entirety, and inserting in its place the words “Intentionally omitted”.
     2.11. Section 2.01 of the Lease is amended by inserting the following new definitions at the end of such Section:
     (mm) “Amendment No. 3 to Lease” means Amendment No. 3 to Lease and Partial Termination Agreement dated as of May 27, 2008 between Landlord and Tenant.
     (nn) “Fifth Floor Termination Date” shall mean May 31, 2008
     (oo) “Fifth Floor Terminated Space ” shall have the meaning set forth in Section 1 of Amendment No. 3 to Lease.
     (pp) “Letter of Credit” shall have the meaning set forth in the Lease as in effect immediately prior to the effectiveness of Amendment No. 3 to Lease.
     (qq) “Security Deposit” shall have the meaning set forth in the Lease as in effect immediately prior to the effectiveness of Amendment No. 3 to Lease.
     2.12. Section 4.02 of the Lease is amended by deleting such Section 4.02 in its entirety, and inserting in its place the words “Intentionally omitted”.
     2.13. Section 4,03 of the Lease is amended by deleting such Section 4.03 in its entirety, and inserting in its place the words “Intentionally omitted”.
     2.14. Section 5.03(g) of the Lease is amended by inserting the words “(and Landlord’s obligations to refund Tenant, to the extent set forth in Section 5,03(a) hereof, for Operating Increase Amounts overpaid by Tenant)” after the words “Building Operating Costs” in the first line of such Section 5.03(g).
     2.15. Section 6.02(c) of the Lease is amended by deleting such Section 6.02(c) in its entirety, and inserting in its place the following:
     (c) Tenant shall not have the right to install or maintain any signs in or at the Real Estate or visible from the outside of the Demised Premises,
     2.16. Section 8.01(c) of the Lease is amended by inserting the following at the end of such Section 8.01 (c):

Notwithstanding any of the foregoing provisions of this Section 8.0l(c), effective as of the Fifth Floor Termination Date and for all periods of the Term thereafter, access to the parking in the Parking Area shall be granted 4 cars per each 1,000 rentable square feet (i.e. 98 cars for 24,464 rentable square feet) and of that amount, Landlord will designate up to 10 spaces as “reserved” for Tenant.
     2.17. Section 8.02(e) of the Lease is amended by inserting the following at the end of such Section 8.02(e):
For purposes of clarification, Landlord and Tenant acknowledge that all of the Demised Premises have been submetered to measure the electricity actually consumed in the Demised Premises.
     2.18. Section 9.01 of the Lease is amended by deleting the words “and pharmaceutical research and development use” contained in the first sentence of such Section 9.01.
     2.19. Section 10.01(e) of the Lease is amended by deleting the words “or the expansion options” contained in such Section 10.01(e).
     2.20. Section 14.08 of the Lease is amended by (i) deleting the last sentence of such Section 14.08 (such last sentence begins with the words “In the event Tenant requests Landlord to agree to amend Exhibit J”) and (ii) deleting the following words contained in the first sentence of such Section 14.08:
in the Demised Premises (i) of the materials and animals set forth in Exhibit J attached hereto in accordance with the approximate levels of usage per year set forth in such Exhibit J, which materials and animals are used by Tenant with due care and in compliance with applicable law, in the reasonable and prudent conduct of Tenant’s business, and only in such areas, if any, of the Demised Premises as is permitted under applicable law (it being agreed that Landlord does not, and shall not, make any representation or warranty as to which areas, if any, of the Demises Premises for which it is permissible under applicable law to use the materials and animals set forth in Exhibit J (in the approximate levels of usage set forth in such Exhibit J or otherwise)) or (ii).
     2.21. Section 16.01 of the Lease is amended by deleting clauses (f) and (g) of such Section 16.01 (such clauses (f) and (g) dealt specifically with the Letter of Credit and Security Deposit), and inserting in their place the following:
     (f) the failure of Tenant to pay Landlord any of the amounts set forth in Section 1.04 of this Lease in accordance with the provision of such Section 1.04, or any other breach by Tenant of the provisions of Section 1.04 of this Lease.
     2.22. Section 16.07 of the Lease is amended by deleting the last sentence of such Section 16.07.
     2.23. Section 21.01(e) of the Lease is amended by deleting the words “Except as expressly permitted under Section 14.08(a) hereof” and “except as expressly permitted under Section 14.08(a) hereof” contained in such Section 21.01(e).

     2.24. Section 2 of Exhibit C-2 to the Lease is amended by inserting the following at the end of such Section 2 of Exhibit C-2:
Landlord and Tenant acknowledge that Landlord has paid Tenant certain amounts with respect to the Expansion Demised Premises Work Allowance prior to the date of Amendment Number 3 to Lease, and by such payments Landlord has satisfied in full all of its obligations under this Lease to pay the Expansion Demised Premises Work Allowance (and Tenant shall not have any rights to receive any amounts with respect to the Expansion Demised Premises Work Allowance (other than those payments it has already received prior to the date of Amendment Number 3 to Lease)).
     2.25. The Lease is amended by deleting Exhibit J to the Lease in its entirety.
     SECTION 3. MISCELLANEOUS.
     3.1. The parties agree that the entering into this Amendment No. 3 to Lease shall not constitute an Event of Default under the Lease, and further agree that no Event of Default under the Lease shall be deemed to have existed as a result of Tenant’s failure to pay any amounts due under the Lease as of the date of Amendment No. 3 to Lease but not paid as of such date; it being understood that nothing herein shall constitute a waiver by Landlord of any Event of Default which may arise after the date of this Amendment No. 3 to Lease as a result of Tenant’s failure to pay any amounts when due after the date of Amendment No. 3 to Lease.
     3.2. This Amendment No. 3 to Lease shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to the conflict of rules thereof). Any and all notices, requests, certificates and other documents executed and delivered concurrently with or after the delivery of this Amendment No. 3 to Lease may refer to the Lease without making specific reference to this Amendment No. 3 to Lease, but nevertheless all such references shall be deemed to include this Amendment No. 3 to Lease unless the context shall otherwise require. The Lease shall remain in full force and effect in accordance with its terms as modified and amended by this Amendment No. 3 to Lease, and is in all respects ratified, confirmed and approved by the parties hereto,
     IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be duly executed as of the day and year first above written.

THE CONNELL COMPANY		WITNESS:

By:	/s/ Shane Connell	/s/ Richard E Bartok, Esq.

Name:	Shane Connell
Title:	Executive Vice President

GENTA INCORPORATED		WITNESS:

By:	/s/ Raymond P. Warrell, Jr.	/s/ Gregg Siefert

Name:	Raymond P. Warrell, Jr.
Title:	Chairman & CEO

STATE OF New Jersey	)
	)	SS.:
COUNTY OF Union	)
     On this 28th day of May, 2008, before me personally appeared Illegible to me known, who, being by me duly sworn, did depose and say that (s)he is the of GENTA INCORPORATED., the corporation described in and which executed the foregoing Amendment No. 3 to Lease; that (s)he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authorization of the board of directors of said corporation, and that (s)he signed his name thereto by like authorization.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Janet Pignio
Notary Public
Commission Expires: 11/3/2012

(Notarial Seal)

STATE OF NEW JERSEY	)
	)	SS.:
COUNTY OF UNION	)
     On this 28th day of May, 2008, before me personally appeared Illegible to me known, who, being by me duly sworn, did depose and say that (s)he is the Exec. VP of THE CONNELL COMPANY, the corporation described in and which executed the foregoing Amendment No. 3 to Lease; that (s)he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authorization of the board of directors of said corporation, and that (s)he signed his name thereto by like authorization.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Christopher O. Jegede
Notary Public

CHRISTOPHER O. JEGEDE
(Notarial Seal)	NOTARY PUBLIC OF NEW JERSEY
REGISTERED IN UNION COUNTY
MY COMMISSION EXPIRES JUNE 19, 2013

Schedule I
Fifth Floor Terminated Space
Fifth Floor